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

                                               Professional Dental Technologies, Inc.
                                                             Exhibit 1
                                     Identity and Background of Directors, Executive Officers,
                                               and Controlling Persons of the Company

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                                                                                                   Occupation or Employment
         Name                   Position                    Present Occupation                      during Past Five Years
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
William T. Evans        President                 President & Chief Executive Officer,    Executive Vice President
                        1996 - Present            Professional Dental Technologies, Inc.  Professional Dental Technologies, Inc.
                                                  633 Lawrence Street                     633 Lawrence Street
                        Secretary, 1987 - 1996    Batesville, Arkansas  72501             Batesville, Arkansas  72501
                                                  870-698-2300                            870-698-2300
                        Director, 1987 - Present
                        Controlling Person
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Robert E. Christian     Secretary & Treasurer,    Executive Vice President                Senior Vice President
                        1996 - Present            Professional Dental Technologies, Inc.  Professional Dental Technologies, Inc.
                                                  633 Lawrence Street                     633 Lawrence Street
                        Treasurer, 1988 - 1996    Batesville, Arkansas  72501             Batesville, Arkansas  72501
                                                  870-698-2300                            870-698-2300
                        Director, 1988 - Present
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Frank H. Newton, III    Chief Operating Officer,  Chief Operating Officer                 Chief Operating Officer
                        1993 - Present            Professional Dental Technologies, Inc.  Professional Dental Technologies, Inc.
                                                  633 Lawrence Street                     633 Lawrence Street
                                                  Batesville, Arkansas  72501             Batesville, Arkansas  72501
                                                  870-698-2300                            870-698-2300
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Richard L. Land         Vice President - Finance, Vice President - Finance                Controller
                        1997 - Present            Professional Dental Technologies, Inc.  Professional Dental Technologies, Inc.
                                                  633 Lawrence Street                     633 Lawrence Street
                                                  Batesville, Arkansas  72501             Batesville, Arkansas  72501
                                                  870-698-2300                            870-698-2300

                                                                                          Controller
                                                                                          Darling Special Products, Inc.
                                                                                          P.O. Box 1000
                                                                                          Caruthersville, Missouri
                                                                                          573-333-2070
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J. Robert Lemon         President                 Co-Founder                              President & Chief Executive Officer,
                        1987 - 1996               Life Plus International                 Professional Dental Technologies, Inc.
                                                  268 West Main Street                    633 Lawrence Street
                        Director, 1987 - Present  Batesville, Arkansas 72501              Batesville, Arkansas  72501
                        Controlling Person        870-698-2311                            870-698-2300
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Timothy A. Nolan        Director, 1988 - Present  Managing Director                       Managing Director
                                                  Multiway Associates                     Multiway Associates
                                                  268 West Main Street                    268 West Main Street
                                                  Batesville, Arkansas 72501              Batesville, Arkansas 72501
                                                  870-698-2311                            870-698-2311
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

                                               Professional Dental Technologies, Inc.
                                                         Exhibit 1, Page 2
                                     Identity and Background of Directors, Executive Officers,
                                               and Controlling Persons of the Company

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                                                                                                   Occupation or Employment
         Name                   Position                    Present Occupation                      during Past Five Years
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
J. Philip Boesel, Jr.   Director, 1995 - Present  Retired                                 First Vice President - Investment Banking
                                                                                          Kirkpatrick, Pettis, Smith, Polian, Inc.
                                                                                          1501 50th Street, Suite 350
                                                                                          West Des Moines, Iowa  50266
                                                                                          515-224-8520
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Michael S. Black        Director, 1996 - Present  Partner                                 Partner
                                                  Smith & Black, CPA's & Consultants      Smith & Black, CPA's & Consultants
                                                  421 Broad Street                        421 Broad Street
                                                  Lake Geneva, Wisconsin 53147            Lake Geneva, Wisconsin 53147
                                                  414-248-9112                            414-248-9112
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